ASSIGNMENT OF LEASE AGREEMENT

     THIS AGREEMENT is entered into as of this 22nd day of May, 2002, by and between CARRINGTON CAPITAL CORPORATION ("Carrington") and POP STARZ, INC. ("Pop Starz").

     WHEREAS, Carrington has entered into a "Temporary Occupancy Agreement" with Gaedeke Holdings, Ltd., a copy of which is attached hereto and incorporated by reference (the "Lease"), for Suite 235 of the Crystal Corporate Center, 2500 North Military Trail, Boca Raton, Florida 33431 (the "Premises"); and

     WHEREAS, Pop Starz wishes to sublease the Premises;

     WHEREAS, Carrington is willing to assign its rights and delegate its duties under the Lease;

     NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

1. Recitals. The parties agree that the foregoing recitals are true and correct and incorporated herein by reference.


2. Carrington hereby assigns all of its rights and delegates all of its duties under the Lease (the "Assignment"), and Pop Starz hereby accepts the Assignment.

3. The parties agree that this Assignment constitutes a total assignment of rights and delegation of duties as specified in the Lease.

4. Miscellaneous. Time is of the essence of this agreement. This agreement is made in the State of Florida and shall be governed by Florida law. This is the entire agreement between the parties and may not be modified or amended except by a written document signed by the party against whom enforcement is sought. This agreement may be signed in more than one counterpart (including by facsimile), in which case each counterpart shall constitute an original of this agreement. Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this agreement. Wherever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine or neuter as the context requires. Any disputes arising out of or relating to this agreement will be settled by binding arbitration in accordance with the rules of the American Arbitration Association. Any court with jurisdiction may enter judgment upon the award rendered by the arbitrator. The arbitration will be held in Palm Beach County, Florida, and the prevailing party shall be entitled to reasonable costs and attorney's fees. This agreement may not be assigned or delegated by either party without the prior written consent of the other party. The undersigned represent and warrant that they are authorized to sign this agreement on behalf of their respective organizations.

     IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first written above.


CARRINGTON CAPITAL CORPORATION                         POP STARZ, INC.


By /s/ Leonard M. Tucker /s/                        By /s/ Michelle Tucker /s/
       Leonard M. Tucker                                   Michelle Tucker
       President                                           President


Attachment:  Temporary Occupancy Agreement

                          TEMPORARY OCCUPANCY AGREEMENT


     THIS TEMPORARY OCCUPANCY AGREEMENT is made and entered into this 2nd day of May, 2002, by and between Gaedeke Holdings, Ltd., a Texas Limited Partnership, ("Landlord"), and Carrington Capital Corporation, ("Tenant").

RECITALS

     Landlord is the owner of a building and underlying land commonly referred to as the "Crystal Corporate Center" (referred to as the "Building"), located at 2500 North Military Trail, Boca Raton, Florida 33431, Palm Beach County, Florida.


A. Tenant desires to temporarily lease from Landlord approximately 1,705 rentable square feet, a portion known as Suite 235, on the second floor of the Building (the "Premises"). (See Exhibit A").

B. Tenant desires to "move in" and "occupy" the Premises commencing on May 15, 2002, and continuing through a period not to exceed 180 days therefrom.

C. Landlord is willing to allow Tenant to "move in" and "occupy" the Premises only upon terms and conditions set forth herein.


AGREEMENT

1.   Recitals:

     The above recitals are true and correct hereby incorporated herein by reference.

2.   Security Deposit and Rent:

     A security deposit will not be required. Tenant will be required to pay a monthly rental charge of $1,000.00; this amount will include all rent and operating expenses to be paid by Tenant. Tenant shall also pay applicable state sales taxes.

3.   Expenses:

     Tenant shall pay any and all expenses incurred by Tenant, or Landlord in connection with Tenant's moving into the Premises. Tenant shall also pay any and all expenses incurred by Tenant/Landlord in connection with damages to the Premises by Tenant when vacating.

4.   Release and Indemnification:

     Tenant hereby releases, waives and forever discharges Landlord, and its agent Gaedeke Landers, Ltd., and their officers, directors and employees from any and all claims, demands, actions and causes of action, loss expense and/or detriment of any kind or character for Tenant's temporary occupancy of the Premises. Furthermore, Tenant hereby agrees to indemnify, hold harmless and defend Landlord, and its agent Gaedeke Landers, Ltd., from any and all claims, demands, actions and causes of action, loss, damage, expense and/or detriment of any kind or character whatsoever growing out of or in any way connected with Tenant's temporary occupancy of the Premises.

5.   Tenant's Obligation to Insure Premises:

     Tenant's hereby agrees to obtain and maintain insurance on Premises and Building in accordance with Item #26 of the Lease Agreement dated October 08, 1999, between Tenant and of Landlord, in an amount not less than two million dollars ($2,000,000) per occurrence with excess liability coverage in an amount not less than two million dollars ($2,000,000) while occupying the Premises, pursuant to this Temporary Occupancy Agreement.

6.   Attorney's Fees:

     In the event that any party finds it necessary to employ an attorney to enforce any provision of this Temporary Occupancy Agreement, and a proceeding is brought to enforce the same, then the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney's fees and costs incurred in connection therein, at both trial and appellate levels, including bankruptcy proceedings. This requirement to pay the prevailing party's attorney's fees and costs shall survive termination of this Temporary Occupancy Agreement.

7.   Binding Effect and Benefit:

     The terms of this Temporary Occupancy Agreement shall be binding upon and shall injure to the benefit of Landlord, Tenant, and their respective successors, assigns, principals, agents, partners, heirs, legatees, trustees, shareholders, officers, directors, employees, clients, customers, administrators and representatives, provided however the foregoing not be construed as permitting Tenant to assign this agreement. Tenant expressly acknowledges and agrees that this agreement is given as an accommodation to Tenant and is not assignable to any third party.

8.   Termination:

     Both Landlord or Tenant have the right to terminate this Temporary Occupancy Agreement upon a Ten (10) days written notice given in advance of the requested date of termination. In the event Landlord exercises this termination right, Landlord shall make effort to provide storage space within the Project for a period not to exceed 90 days.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Temporary Occupancy Agreement to be signed, sealed and delivered all as of the day, month and year first above written.


Signed, sealed and delivered
    in the presence of:
                                                LANDLORD:
                                                GAEDEKE HOLDINGS, LTD.
/s/ Shanna Segleski /s/
----------------------------
(Signature of Witness)                       By: /s/ Sabine Gaedeke Stener /s/
                                                     Sabine Gaedeke Stener
                                                   Vice President of Operations
Shanna Segleski
----------------------------
(Print name of Witness)


----------------------------
(Signature of Witness)

----------------------------
(Print name of Witness)


                                                TENANT:
                                                CARRINGTON CAPITAL CORPORATION
/s/ Marc Frankel /s/
----------------------------
(Signature of Witness)                         By: /s/ Leonard Tucker /s/
                                                       Leonard Tucker
                                                       President
Marc Frankel
----------------------------
(Print name of Witness)


/s/ Nancy Molinari /s/
----------------------------
(Signature of Witness)

Nancy Molinari
----------------------------
(Print name of Witness)

                                 GAEDEKE LANDERS
                          A Florida Limited Partnership



May 30, 2002


Mr. Leonard Miles Tucker
Director & President
Carrington Capital corporation
2500 North Military Trail
Suite 225
Boca Raton, Florida 33431

Sent Via Facsimile to (561) 998-3425

Re:      Temporary Occupancy Agreement - Suite 235
         Crystal Corporate Center Boca Raton, Florida

Dear Lenny:

     This letter is written to confirm that although the recently executed Temporary Occupancy Agreement for Suite 225 refers to an "Exhibit A", no exhibit was included in the document. The attached floor plan will suffice for your records.

     Thank you; and I apologize for any confusion that this omission may have caused.

Respectfully,

/s/ Kevin D. Landers /s/
    Kevin D. Landers

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